Exhibit 3b.

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BRISTOL-MYERS SQUIBB COMPANY

Pursuant to Section 242

of the General Corporation Law of the State of Delaware

Bristol-Myers Squibb Company, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) is hereby amended by deleting in its entirety the last paragraph in section (a) of Article EIGHTH of the Certificate of Incorporation.

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this 4th day of May, 2010.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Sandra Leung
Name:	Sandra Leung
Title:	General Counsel and Corporate Secretary